UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 25, 2008 (July 24, 2008)

GOLDEN ELEPHANT GLASS TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-21071	88-0309578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 Chuangye Road

Haizhou District, Fuxin City,

Liaoning, PRC, 123000

(Address of Principal Executive Offices)

(86) 418-3995066

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into A Material Definitive Agreement.

Securities Purchase Agreement

On July 24, 2008, Golden Elephant Glass Technology, Inc. (the "Company") entered into a securities purchase agreement (the "Securities Purchase Agreement") with certain accredited investors (collectively, the "Investors"). Under the Securities Purchase Agreement, the Company agreed to issue and sell to the Investors approximately 3.3 million shares of the Company’s common stock (the "Shares"), representing approximately 11.8% of the issued and outstanding capital stock of the Company on a fully-diluted basis as of and immediately after consummation of the transactions contemplated by the Securities Purchase Agreement, for an aggregate purchase price of approximately $5 million (the "Purchase Price"), or $1.52 per share.

The Company also agreed that no later than 180 days following the closing date, the board of directors of the Company will be comprised of a minimum of five members with a majority of them being independent directors and at least two of them being fluent English speakers (such a board of directors being referred to as a "Qualified Board"). In addition, the Company agreed to hire, no later than 180 days following the closing date, a chief financial officer fluent in English who is an expert in (i) United States generally accepted accounting principles ("GAAP") and (ii) auditing procedures and compliance for United States public companies (such a chief financial officer being referred to as a "Qualified CFO"). The closing of the transactions contemplated by the Securities Purchase Agreement occurred on July 24, 2008.

Registration Rights Agreement

On July 24, 2008, as a condition to the Securities Purchase Agreement, the Company and the Investors also entered into a registration rights agreement (the "Registration Rights Agreement"), pursuant to which the Company is obligated to register the Shares within a pre-defined period. Under the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement under the Securities Act of 1933 on Form S-1 or on Form S-3 (if the Company is eligible) covering the resale of the Shares and any other shares of common stock issued to the Investors under the Securities Purchase Agreement. If the Company does not file the required registration statements in a timely manner, or if the Company fails to file any pre-effective amendments to such registration statements and respond in writing to the comments made by the Securities and Exchange Commission (the "SEC") within a pre-defined period, then the Investors are entitled to liquidated damages equal to 1.0% of the aggregate contribution of each Investor in any 30-day period up to a maximum of 10% of the aggregate amount of the Purchase Price. The Registration Rights Agreement also gives the Investors customary piggyback registration rights.

Lock-up Agreement

On July 24, 2008, the Company entered into separate lock-up agreements (the "Lock-up Agreements") with the chief executive officer and chief financial officer of the Company (each a "Holder"), pursuant to which each Holder agreed that, except as set forth in the Lock-up Agreement, he will not offer, pledge, encumber, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of his shares of the Company’s common stock (including any securities convertible into, or exchangeable for, or representing the rights to receive, the Company’s common stock) or engage in any short sales with respect to any security of the Company.

Holdback Escrow Agreement

On July 24, 2008, the Company entered into a holdback escrow agreement (the "Holdback Escrow Agreement") with the Investors and Securities Transfer Corporation, as escrow agent ("STC"), pursuant to which the Company agreed that an aggregate of $500,000 of the Purchase Price (the "Holdback Amount") will be deposited at the closing of the offering with STC and be distributed upon the satisfaction of two of the Company's covenants set forth in the Securities Purchase Agreement.

Pursuant to the Holdback Escrow Agreement, 50% of the Holdback Amount will be released to the Company upon the Company’s satisfaction of the covenant regarding the Qualified Board and 50% of the Holdback Amount will be released to the Company upon the Company’s satisfaction of the covenant regarding the Qualified CFO.

Make Good Escrow Agreement

Also in connection with the entry into the Securities Purchase Agreement, on July 24, 2008, the Company entered into a make good escrow agreement (the "Make Good Escrow Agreement") with Win-Win Global Investments, Inc. (the "Pledgor"), the Investors, Roth Capital Partners, LLC ("Roth") and STC, pursuant to which the Pledgor agreed to certain "make good" provisions in the event that the Company does not meet certain income thresholds for fiscal years 2008 and/or 2009 discussed in the Securities Purchase Agreement. Pursuant to the Make Good Escrow Agreement, the Pledgor established an escrow account and delivered to STC certificates evidencing 1,669,398 shares of the Company’s common stock held by the Pledgor (the "Make Good Shares") along with blank stock powers, to be held for the benefit of the Investors. The Pledgor agreed that if the after tax net income (the "ATNI") for the Company’s 2008 fiscal year is less than $10,000,000 or the ATNI for the Company’s 2009 fiscal year is less than $14,000,000 (after the exclusion of certain items from the calculation), then, in each case, the Pledgor will transfer to the Investors, on a pro rata basis, 50% of the Make Good Shares within 10 business days after the Company’s annual report on Form 10-K is filed for the respective fiscal year. In such event, the Pledgor’s obligation to transfer the Make Good Shares continues to apply to each of the Investors, even if an Investor has transferred or sold all or any portion of its securities, and each of the Investors shall have the right to assign its rights to receive a pro rata portion of the Make Good Shares in conjunction with negotiated sales or transfers of any of its securities. If the ATNI for the Company’s 2008 fiscal year is no less than $10,000,000 (after the exclusion of certain items from the calculation), 50% of the Make Good Shares will be released to the Pledgor. If the ATNI for the Company’s 2009 fiscal year is no less than $14,000,000 (after the exclusion of certain items from the calculation), then the remaining 50% of the Make Good Shares will be released to the Pledgor. The parties also agreed that for purposes of determining the ATNI under the Securities Purchase Agreement, the release of the Make Good Shares to the Investors or the Pledgor as a result of the operation of the Make Good Agreement shall not be deemed to be an expense, charge, or other deduction from revenues even though GAAP may require contrary treatment. The Make Good Escrow Agreement will terminate upon the distribution of all the Make Good Shares.

This brief description of the terms of the Registration Rights Agreement, Lock-up Agreements, Securities Purchase Agreement, Holdback Escrow Agreement and Make Good Escrow Agreement is qualified by reference to the provisions of the forms of agreements attached to this report as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively.

Item 3.02 Unregistered Sales Of Equity Securities.

The information pertaining to the Shares in Item 1.01 is incorporated herein by reference in its entirety.

Roth Capital Partners, LLC and WLT Brothers Capital, Inc. acted as the Company’s placement agents ("Placement Agents") in connection with the offering of the Shares. As compensation for their services, the Placement Agents received a cash fee equal to $355,247.37, representing 7% of the gross proceeds received from the sale of the Shares. Roth also received a warrant to purchase 166,940 shares of common stock of the Company, representing 5% of the Shares (the "Warrant"). The Warrant has a term of three years, is exercisable immediately on issuance and has an exercise price of $1.824.

The Shares and the Warrant were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the "Securities Act") for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. The Investors and Roth agreed, pursuant to the terms and conditions of the Securities Purchase Agreement and Warrant, as applicable, that (a) they had access to all of the Company’s information pertaining to the investment and were provided with the opportunity to ask questions and receive answers regarding the offering, (b) they acquired the Shares or the Warrant, as applicable, for their own account for investment and not for the account of any other person and not with a view to or for any distribution within the meaning of the Securities Act and (c) they will not sell or otherwise transfer the Shares or the Warrant, as applicable, unless in compliance with state and federal securities laws. Each of the Investors and Roth represented, pursuant to the terms and conditions of the Securities Purchase Agreement or the Warrant, that they are accredited investors as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the offer and sale of the Shares or the Warrant.

Item 8.01.     Other Events.

On July 25, 2008, the Company issued a press release announcing the closing of the offering of the Shares. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements And Exhibits.

(d)     Exhibits.

Exhibit No.	Description

4.1	Form of Registration Rights Agreement, dated July 24, 2008

4.2	Form of Lockup Agreement, dated July 24, 2008

10.1	Form of Securities Purchase Agreement, dated July 24, 2008

10.2	Form of Holdback Escrow Agreement, dated July 24, 2008

10.3	Form of Make Good Escrow Agreement, dated July 24, 2008

10.4	Escrow Agreement, dated July 24, 2008, by and among the Company, Roth Capitol Partners, LLC and Securities Transfer Corporation

99.1	Press Release, dated July 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Elephant Glass Technology, Inc.

Date: July 25, 2008

/s/ Lihui Song
Lihui Song
President and Chief Executive Officer

Exhibit No.	Description

4.1	Form of Registration Rights Agreement, dated July 24, 2008

4.2	Form of Lockup Agreement, dated July 24, 2008

10.1	Form of Securities Purchase Agreement, dated July 24, 2008

10.2	Form of Holdback Escrow Agreement, dated July 24, 2008

10.3	Form of Make Good Escrow Agreement, dated July 24, 2008

10.4	Escrow Agreement, dated July 24, 2008, by and among the Company, Roth Capitol Partners, LLC and Securities Transfer Corporation

99.1	Press Release, dated July 25, 2008